Exhibit 13.1

Certification of the Principal Executive Officers
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Companhia de Bebidas das Américas − AmBev (the “Company”) on Form 20−F for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Luiz Fernando Ziegler de Saint Edmond and Bernardo Pinto Paiva, Chief Executive Officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2008

/s/ Luiz Fernando Ziegler de Saint Edmond

Name: Luiz Fernando Ziegler de Saint Edmond Title: Chief Executive Officer for Latin America

/s/ Bernardo Pinto Paiva

Name: Bernardo Pinto Paiva Title: Chief Executive Officer for North America

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.